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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 30, 2002

                              DYNEGY HOLDINGS INC.
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                       0-29311                 94-3248415
(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)

                           1000 Louisiana, Suite 5800
                              Houston, Texas 77002
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (713) 507-6400

                                 Not Applicable
          (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS.

     On September 30, 2002, Dynegy Inc. ("Dynegy"), the wholly owning parent company of Dynegy Holdings Inc. ("Dynegy Holdings"), issued a press release announcing that it has sold Dynegy Hornsea Limited, which owns and operates an onshore natural gas storage facility in the United Kingdom, to SSE Energy Supply Limited, a subsidiary of Scottish and Southern Energy plc. Under the terms of the purchase agreement, SSE paid approximately $200 million (130 million pounds) for all of the shares of Dynegy Hornsea. A copy of Dynegy's September 30th press release is attached hereto as exhibit 99.1 and is incorporated herein by this reference.

     On October 2, 2002, Dynegy issued a press release announcing that it has sold $90 million in 6.875% Senior Notes due May 2005 of Northern Natural Gas Company ("NNG") for approximately $96 million in cash. Dynegy Holdings acquired the notes, which represented Dynegy's remaining investment in NNG, at par value in April 2002 pursuant to a tender offer that it agreed to effect in order to obtain a bondholder consent in connection with the acquisition of NNG. A copy of Dynegy's October 2nd press release is attached hereto as exhibit 99.2 and is incorporated herein by this reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

a) Financial Statements of Business Acquired - Not Applicable.

b) Pro Forma Financial Information - Not Applicable.

c) Exhibits:

     99.1 Press release of Dynegy Inc. dated September 30, 2002.

     99.2 Press release of Dynegy Inc. dated October 2, 2002.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DYNEGY HOLDINGS INC.

                                    BY:   /s/ J. Kevin Blodgett
                                       -----------------------------------
                                       J. Kevin Blodgett
                                       Assistant Secretary

Dated:  October 2, 2002